UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013 (October 1, 2013)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 2, 2013, RCS Capital Corporation (the “Company”) (NYSE: RCAP) filed a Current Report on Form 8-K (the “Original Form 8-K”) in which it announced that, on October 1, 2013, it entered into a letter of intent to acquire Investors Capital Holdings, Ltd. (“ICH”) (NYSE MKT: ICH) . The Company is filing this Amended Current Report on Form 8-K/A to restate Item 8.01 of the Original Form 8-K and add additional information relating to the per share and aggregate consideration that it expects to pay to acquire ICH and the potential termination fee that ICH would pay, pursuant to the terms of a definitive merger agreement into which the Company and ICH will enter, should ICH consummate a business combination with a party other than the Company. No other changes are being made to the Original Form 8-K.

Item 8.01. Other Events.

On October 2, 2013, the Company issued a press release announcing its entry on October 1, 2013 into a letter of intent (the “Letter of Intent”) relating to the acquisition of ICH. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company expects to acquire ICH for aggregate consideration of approximately $52.2 million (or for a per share purchase price of $7.35 for each share of ICH common stock outstanding, on a fully diluted basis). Pursuant to the terms of the Letter of Intent, the definitive merger agreement between the Company and ICH will require that ICH pay the Company a $3 million termination fee, in certain circumstances, should the merger not be consummated and ICH consummates a business combination transaction with another party other than the Company.

Pursuant to the Letter of Intent, ICH has agreed to a 45-day exclusivity period subject to reimbursement of certain expenses of the Company. The Company and ICH have agreed to use commercially reasonable best efforts to negotiate and execute a definitive acquisition agreement. In addition, the closing of the transaction will be subject to certain to-be-agreed-upon conditions including SEC and FINRA approval of the proposed change in control and approval of the transaction by the stockholders of ICH. Any definitive agreement will contain customary representations, warranties and closing conditions. There can be no assurance, however, that the Company and ICH will be successful in negotiating a definitive agreement or whether the terms of such definitive agreement will differ substantially from those described herein.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the agreements and the transactions contemplated by the Letter of Intent will be executed or consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to negotiate or agree on definitive documentation; the ability to obtain requisite approvals for the acquisition, including, among other things, regulatory approval of certain changes in control of ICH’s FINRA-regulated broker-dealer business; market volatility; unexpected costs or unexpected liabilities that may arise from the potential acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Additional Information

Nothing in this filing shall constitute a solicitation to buy or an offer to sell any securities. Any offer and sale of securities will only be made pursuant to an effective registration statement. The Company’s stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus to be contained therein, to be filed with the SEC, because it will contain important information about the transactions. A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus also will be obtainable, without charge, by directing a request to RCS Capital Corporation, 405 Park Ave., 15th Floor, New York, New York, Attention: Investor Relations, Telephone: (866) 904-2988.

Participants in Solicitation

The directors and executive officers of the Company and ICH and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding the Company’s and ICH’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 2, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: October 2, 2013	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director